Invesco Van Kampen Global Tactical Asset Allocation Fund          SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 4/30/2010
File number:       811-05426
Series No.:        25

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                           $ 89
        Class B                           $ 21
      2 Dividends for a second class of open-end company shares
        (000's Omitted)
        Class C                           $ 69
        Class I                           $528
        Class R                            $ 2


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                         0.2600
        Class B                         0.2200
      2 Dividends for a second class of open-end company shares
        (form nnn.nnnn)
        Class C                         0.2300
        Class I                         0.2700
        Class R                         0.2200


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                            487
        Class B                            120
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class C                            410
        Class I                          1,995
        Class R                             10


74V.  1 Net asset value per share (to nearest cent)
        Class A                        $ 11.45
        Class B                        $ 11.39
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class C                        $ 11.40
        Class I                        $ 11.48
        Class R                        $ 11.45